Execution Version
incorporating Amendment No. 1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
dated as of
June 3, 2021
amending and restating the Loan and Security Agreement dated as of December 3, 2020 among
SLIC Financing SPV LLC
as Company
SL Investment Corp., as Parent
SL Investment Feeder Fund L.P., as a Pledgor
SL Investment Feeder Fund GP Ltd., as a Pledgor
The Lenders Party Hereto
The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank
and
SL Investment Corp.,
as Servicer

Exhibit 10.11

“CIMA” means the Cayman Islands Monetary Authority.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in Section 8.02(a).
“Collateral Accounts” means the Company Collateral Accounts and the Pledgor Collateral Accounts.
“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.
“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.
“Collateral Principal Amount” means on any date of determination (A) the aggregate principal balance of the Portfolio, including, in the case of any Revolving Loan and any Delayed Funding Term Loan, the funded and unfunded principal balance thereof, as of such date plus (B) the amounts on deposit in the Company Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.
“Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.
“Company” has the meaning set forth in the introductory section of this Agreement.
“Company Collateral Accounts” has the meaning set forth in Section 8.01(a).
“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Servicer shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Servicer shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Servicer does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.
“Concentration Limitations” has the meaning set forth in Schedule 4.
~~“Concentration Limitations Transition Date” means the earlier of (i) nine (9) months following the Original Effective Date and (ii) the Transition Date.~~
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Document Material Amendment” has the meaning set forth in Section 6.02(ii).

Exhibit 10.11

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement; provided that at no time shall (a) the Credit Exposure of any Lender exceed its Financing Commitment or (b) the Total Credit Exposure exceed the aggregate amount of all Lenders’ Financing Commitments.
“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Financing Commitment Increase Option Request.
“Financing Commitment Increase Option Request” means, on any date during the Reinvestment Period the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Amendment Effective Date” has the meaning set forth in that certain Amendment No. 1 to Amended and Restated Loan Agreement, dated as of August 18, 2021, among the Company, the Pledgors the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent.
“First Lien Last Out Loan” means a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, EURIBOR Rate and each Daily Simple RFR, as applicable.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

“GBP” means British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Exhibit 10.11

“Hague Convention” has the meaning set forth in Section 8.01(e).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company (with a copy to the Collateral Agent) of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.01(h) that is not Term SOFR.

“Total Credit Exposure” means, at any time, the aggregate principal amount of all Advances outstanding at such time.

“TRACE” means the Trade Reporting and Compliance Engine.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Loan” means any Loan governed by LSTA documentation for which at least two bid-side price is available as determined by Markit Group Limited or LoanX.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“Transition Date” means the earlier of (i) the first day on which the Parent has drawn more than ~~33~~50% of the Capital Commitments and (ii) the date that is 18 months following the Original Effective Date.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“UCC Advance Rate” means (i) on and prior to the date on which the Parent has called less than 33% of the Capital Commitments, 60% and (ii) thereafter, 65%.

Exhibit 10.11

“UCC Borrowing Base” means on any date of determination (x) prior to the UCC Borrowing Base Trigger Date, $0.00 and (y) thereafter, the product of (i) the UCC Advance Rate and (ii) Eligible Unfunded Capital Commitments as of such date.

(1)representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(2)after giving pro forma effect to such Advance (including the issuance, amendment or extension of such Letter of Credit) (and any related Purchase) hereunder:

(x)    the Borrowing Base Test is satisfied;
(y)    the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and
(z)    the Dollar Equivalent of the outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed the product of (i) 20% and (ii) the Financing Commitments then in effect; and
(3)the amount of such Advance shall be not less than U.S.$ 1,000,000 (unless otherwise agreed to by the Administrative Agent or Issuing Bank, as applicable, in its sole discretion).

If the above conditions to a Line Advance or issuance, amendment or extension of a Letter of Credit are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Line Advance or issuance, amendment or extension of a Letter of Credit shall be provided.

For the avoidance of doubt, so long as the conditions set forth in Sections 2.04 and/or 2.05, as applicable, have been satisfied, the Lenders shall not be relieved of their obligation to provide Advances in respect of any Portfolio Investment for which the conditions to purchase set forth in this Section 1.03 have been satisfied (or waived by the Required Lenders) as of the Trade Date therefor solely due to any failure of such Portfolio Investment to settle on the Settlement Date proposed therefor.

SECTION 2.06Financing Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Financing Commitment Increase Option Request for an increase in the Financing Commitment to up to $~~500,000,000~~950,000,000 (any Financing Commitment resulting from approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”), subject to satisfaction of the following conditions precedent:
(a)each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;
(b)no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;

Exhibit 10.11

(c)the Borrowing Base Test is satisfied on and as of the Financing Commitment Increase Date;
(d)all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(e)no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;
(f)the Company shall have paid to the Administrative Agent on the Financing Commitment Increase Date, for the account of each Lender, the Commitment Increase Upfront Fee;
(g)any Financing Commitment Increase Option Request shall be in an amount not less than $100,000,000; and
(h)any Financing Commitment Increase Option Request that would result in the aggregate amount of Financing Commitments to be greater than $750,000,000 shall require the prior authorization of Parent’s Board of Directors; and
(i)~~(h)~~ receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the A&R Effective Date.
If a Financing Commitment Increase Option Request is approved in accordance with this Section 2.06, the Scheduled Termination Date with respect to any Increased Financing Commitment shall be the date that is five (5) years following the applicable Financing Commitment Increase Date (or if earlier the first anniversary of the Scheduled Maturity Termination Date with respect to the Initial Financing Commitment). For the avoidance of doubt, this amendment and restatement of the Existing Agreement is not an extension of the Scheduled Maturity Termination Date.
SECTION 2.07Duration Extension Option. The Company may on one occasion, at any time following the first anniversary of the Original Effective Date, submit a Duration Extension Request for a one (1) year extension of the Scheduled Termination Date of the Financing Commitments (any such Financing Commitment so extended, an “Extended Financing Commitment”), subject to satisfaction of the following conditions precedent:
(a)the Administrative Agent and each Lender (in their sole discretion) approves in writing (which may be by email) such Duration Extension Request;
(b)the Scheduled Termination Date with respect to any Extended Financing Commitment shall in no event be more than five (5) years following the date of such Duration Extension;
(c)the Company shall have paid to the Administrative Agent, on the date of effectiveness of such Duration Extension, for the account of each Lender, a Duration Extension Upfront Fee;

Exhibit 10.11

(d)no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the date of such Duration Extension;
(e)no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;
SCHEDULE 1
Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes
On and after the ~~A&R~~First Amendment Effective Date and prior to a Financing Commitment Increase Date: U.S. $~~350,000,000~~500,000,000;

On and after a Financing Commitment Increase Date, if any, following the ~~A&R~~First Amendment Effective Date: U.S. $~~350,000,00~~500,000,000 plus additional amounts (not to exceed $~~500,000,000~~950,000,000 of Financing Commitments in the aggregate) approved pursuant to Section 2.06.

2.	Lenders/Issuing Bank	Financing Commitment

Exhibit 10.11

JPMorgan Chase Bank, National Association
Prior to a Financing Commitment Increase Date: U.S. $~~350,000,000~~500,000,000;

On and after a Financing Commitment Increase Date, if any, U.S. $~~350,000,000~~500,000,000, plus any additional amounts (not to exceed Financing Commitments in the aggregate of $~~500,000,000~~950,000,000) approved pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

Letter of Credit Commitment: Prior to a Financing Commitment Increase Date, $~~35,000,000~~50,000,000, and thereafter, 10% of the aggregate Financing Commitment.

3.	Scheduled Termination Date:
With respect to the Initial Financing Commitment, December 3, 2025;
With respect to any Extended Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.07;
With respect to any Increased Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.06.

4.	Interest Rates

Applicable Margin for Advances denominated in U.S. Dollars:
With respect to interest based on the LIBO Rate, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on clause (i) of the definition of Base Rate, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Exhibit 10.11

Applicable Margin for Advances denominated in CAD:
With respect to interest based on the CDOR, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on clause (ii) of the definition of Base Rate, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Applicable Margin for Advances denominated in EUR:
With respect to interest based on the EURIBOR, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Applicable Margin for Advances denominated in GBP:
With respect to interest based on the Daily Simple RFR, prior to the Transition Date, ~~2.2693~~2.3443% per annum and (ii) thereafter, ~~2.5693~~2.4943% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, prior to the Transition Date, ~~2.15~~2.225% per annum and (ii) thereafter, ~~2.45~~2.375% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Exhibit 10.11

SLIC FINANCING SPV LLC, as Company
By__/s/ Venugopal Rathi______________________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT CORP., as Parent, Pledgor and Servicer
By__/s/ Venugopal Rathi______________________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT FEEDER FUND L.P., as Pledgor
By: SL Investment Feeder Fund GP Ltd., its general partner
By__/s/ Martin Laufer_________________________
Name: Martin Laufer
Title: Director

SL INVESTMENT FEEDER FUND GP LTD., as Pledgor
By__/s/ Martin Laufer_________________________
Name: Martin Laufer
Title: Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By_____/s/ James Greenfield____________________
Name: James Greenfield
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By_____/s/ James Greenfield____________________
Name: James Greenfield
Title: Executive Director

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By____/s/ William Murphy_______________________
Name: William Murphy
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator
By____/s/ William Murphy_______________________
Name: William Murphy
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary
By____/s/ William Murphy_______________________
Name: William Murphy
Title: Vice President